REGISTRATION RIGHTS AGREEMENT

      This Registration Rights Agreement is made and entered into as of February 19, 2004 (this "Agreement"), by and among Thinking Tools, Inc., a Delaware corporation (the "Company"), and each of the stockholders of the Company listed on Schedule 1 attached hereto (individually, a "Stockholder" and, collectively, the "Stockholders").

      WHEREAS, the Company has entered into a certain Agreement and Plan of Merger dated as of February 19, 2004 (the "Merger Agreement") by and among the Company, GVI Security, Inc., a Delaware corporation and GVI Security Acquisition Corp., a Delaware corporation; and

      WHEREAS, the Company has agreed to enter into this Agreement pursuant to the terms of the Merger Agreement.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

            "Black Out Period" shall have the meaning set forth in Section 2(a).

            "Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

            "Commission" means the United States Securities and Exchange Commission.

            "Common Stock" means the Company's common stock, par value $.001 per share, or any other securities of the Company into which such common stock is reclassified or reconstituted.

            "Effectiveness Period" shall have the meaning set forth in Section 2(a).

            "Effective Time" shall mean the date and time of the consummation of the Merger, as evidenced by the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Filing Date" means, with respect to the Registration Statement required to be filed hereunder and subject to the Company's right to suspend the Registration Statement in Section 2(a), the 120th calendar day following the Effective Time; provided, however, that the Filing Date may be extended with the consent of the Holders of a majority of the Registrable Securities.

            "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

            "Indemnified Party" shall have the meaning set forth in Section
      5(c).

            "Indemnifying Party" shall have the meaning set forth in Section
      5(c).

            "Losses" shall have the meaning set forth in Section 5(a).

            "Preferred Stock" means any shares of any series of preferred stock issued by the Company and held by a Stockholder as of the date hereof as set forth on Schedule 1.

            "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

            "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            "Registrable Securities" means (i) any and all shares of Common Stock owned by the Stockholders as of the date hereof, (ii) any and all shares of Common Stock issuable to the Stockholders upon the exercise, exchange or conversion of shares of Preferred Stock owned by the Stockholders as of the date hereof, (iii) any and all shares of Common Stock issuable to the Stockholders upon the exercise, exchange or conversion of Warrants owned by the Stockholders as of the date hereof, and (iv) any and all shares of Common Stock or other capital stock issuable upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event with respect to any of the foregoing after the date hereof, provided, however, that any securities deemed Registrable Securities in accordance herewith shall cease to be Registrable Securities
      (i) upon the sale of such securities pursuant to the Registration Statement, (ii) upon the sale of such securities pursuant to Rule 144 promulgated under the Securities Act or (iii) on the date on which such securities become eligible for sale under Rule 144(k) promulgated under the Securities Act.

            "Registration Statement" means the registration statement required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

            "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

            "Securities Act" means the Securities Act of 1933, as amended.

      2. Registration.

            (a) On or prior to the Filing Date, the Company shall prepare and file with the Commission the Registration Statement covering the resale of all of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement required hereunder shall contain (except if otherwise directed by the Holders or required by the Commission) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date which is two (2) years after the date the Registration Statement was declared effective or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect (the "Effectiveness Period"); provided, however, that the Company may postpone the filing of the Registration Statement and suspend the effectiveness of any Registration Statement, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference) for a period not to exceed an aggregate of 90 days (a "Black Out Period") in the event that (1) an event or circumstance occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented would, in the good faith judgment of the Board of Directors of the Company, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2) the disclosure relates to a material business transaction which has not yet been publicly disclosed and the disclosure of which, in the good faith judgment of the Board of Directors of the Company, could reasonably be expected to have a material adverse effect on the business, operations or prospects of the Company; provided, further that the Effectiveness Period shall be extended by the number of days in any Black Out Period occurring during the Effectiveness Period. In the event of the occurrence of any Black Out Period, the Company will promptly notify the Holders of Registrable Securities thereof in writing. The Company shall not effect more than one Black Out Period pursuant to the terms hereof in any consecutive 365 day period.

            (b) Registrations under this Section 2 shall be on such appropriate registration form of the Commission as shall be selected by the Company. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall register the resale of the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall use its best efforts to maintain the effectiveness of the Registration Statement then in effect until such time (but only until such time) as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

      3. Registration Procedures

            In connection with the Company's registration obligations hereunder, the Company shall:

            (a) (i) Prior to the filing of the Registration Statement, furnish the Holders with the sections of the Registration Statement which are applicable to the Holders, and (ii) not file any document containing information relating to a Holder which such Holder reasonably objects.

            (b) (i) Other than during a Black Out Period, prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) other than during a Black Out Period, cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as commercially practicable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

            (c) Notify the Holders of Registrable Securities to be sold as promptly as commercially practicable (i)(A) when any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; and (B) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c) and other than during a Black Out Period.

            (f) Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the Registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each of the Registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

            (g) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Merger Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

            (h) Upon the occurrence of any event contemplated by Section 3(c)(v), other than during a Black Out Period, as promptly as commercially practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (i) Comply with all applicable rules and regulations of the Commission.

            (j) The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and the Person that has voting and dispositive control over the Shares. Each Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, unless such Holder has notified the Company in writing of such Holder's election to exclude all of such Holder's Registrable Securities from the Registration Statement, including the furnishing to the Company of such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities to effect the registration of such Registrable Securities. The Company shall have no responsibility to any selling Holder, to the extent such selling Holder fails to provide such information in a timely manner, and if the Company, acting reasonably, determines it appropriate, the Company may delay the filing of any such Registration Statement until the Holder provides such information or exclude the Holder's securities from the registration.

      4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any exchange or trading market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. Notwithstanding the foregoing, all underwriting discounts and commissions, if any, and transfer taxes relating to Registrable Securities included in any registration effected pursuant to this Agreement will be borne and paid ratably by the Holders of such Registrable Securities.

      5. Indemnification

            (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose), or (2) in the case of an occurrence of a Black Out Period or an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective or of the occurrence of a Black Out Period, and prior to the receipt by such Holder of the Advice contemplated in Section 7(c) or the termination of the such Black Out Period, as applicable. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

            (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading
(i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus, or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of a Black Out Period or an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective or of the occurrence of a Black Out Period, and prior to the receipt by such Holder of the Advice contemplated in Section 7(c) or the termination of the such Black Out Period, as applicable. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have prejudiced the Indemnifying Party.

            An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

            All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

            (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder.

            The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

      6. Lock-Up. Each Holder hereby represents, covenants and agrees, that during the Effectiveness Period, such Holder will not, in any 90-day period, sell, assign, or transfer shares of Common Stock in excess of ten percent (10%) of the number of shares of Common Stock held by such Holder (on an as converted basis) as of the date hereof. The sale by a Holder of less than such number of shares in any 90-day period shall not permit such Holder to sell in excess of such amount as a result thereof in a succeeding 90-day period. The Company may impose stop-transfer instructions with respect to shares of Common Stock now or hereafter held by a Holder to enforce a Holder's obligations under this Section 6.

      7. Miscellaneous

            (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

            (b) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

            (c) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Black Out Period or of any event of the kind described in
Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed or that the Black Out Period has terminated, as applicable, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

            (d) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

            (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities. Any such amendment, modification, supplement, waiver or consent duly authorized by the Company and the Holders of a majority of the then outstanding Registrable Securities shall be binding upon all remaining Holders.

            (f) Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in Person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed (a) if to a Holder to such address as such Holder shall have furnished the Company in writing, or, until any such Holder so furnishes an address to the Company, then to and at the address of the last Holder of such securities who has so furnished an address to the Company or (b) if to the Company, to Thinking Tools, Inc., 200 Park Avenue, Suite 3900, New York, New York 10016, to the attention of the Corporate Secretary, or to such other address has such party may notify to the other parties in writing. A notice or communication will be effective (i) if delivered in Person or by overnight courier, on the Business Day it is delivered, (ii) if transmitted by telecopier, on the Business Day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) Business Days after dispatch.

            (g) Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The rights to cause the Company to register Registrable Securities pursuant to this Agreement, may be assigned by any Holder without limitation to an affiliate (as such term is defined in the Exchange
Act). In addition, the rights to cause the Company to register Registrable Securities pursuant to this Agreement, may be assigned by a transferee to a subsequent permitted transferee provided, however, that such transfer does not constitute a distribution within the meaning of the Securities Act and is otherwise effected in accordance with all applicable securities laws. Any transferee to which rights under this Agreement are transferred, including an affiliate of a Holder, shall: (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement; and (ii) be deemed to be a Holder.

            (h) Course of Dealing; Amendments, Waivers and Consents. No course of dealing between the parties shall operate as a waiver of any party's rights under this Agreement. Each party acknowledges that if any party, without being required to do so by this Agreement, gives any notice or information to, or obtains any consent from, the other party, such party shall not by implication have amended, waived or modified any provision of this Agreement, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any party in exercising any right under this Agreement shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the holders of a majority of the Registrable Securities then outstanding.

            (i) Miscellaneous. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                        THINKING TOOLS, INC.

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        STOCKHOLDER:
                                        If Individual:

                                        Print Name:_____________________________
                                        Signature:______________________________

                                        If Corporation, Partnership, Limited
                                        Liability Company or Other Entity:

                                        Print Name of Entity:___________________

                                        Signature: By:__________________________
                                        Print Name and Title:___________________

                                        STOCKHOLDER:

                                        If Individual:

                                        Print Name:_____________________________

                                        Signature:______________________________

                                        If Corporation, Partnership, Limited
                                        Liability Company or Other Entity:

                                        Print Name of Entity:___________________

                                        Signature: By:__________________________
                                        Print Name and Title:___________________

                                        STOCKHOLDER:
                                        If Individual:

                                        Print Name:_____________________________

                                        Signature:______________________________

                                        If Corporation, Partnership, Limited
                                        Liability Company or Other Entity:

                                        Print Name of Entity:___________________

                                        Signature: By:__________________________
                                        Print Name and Title:___________________

                                  SCHEDULE 1 TO
                          REGISTRATION RIGHTS AGREEMENT

           Names and
           Addresses
        Of Stockholders                      Number and Type of Securities
        ---------------                      -----------------------------
Thomas Wade                                86,956.52 Shares of Series E Preferred Stock
7706 Bantry Lane
Dallas, TX 75248

William Teitelbaum                         478,260.86 Shares of Series E Preferred Stock
4 Winston Court
Dix Hills, NY 11746

GVI Acquisition, LLC                       382,608.68 Shares of Series E Preferred Stock
3940 Laurel Canyon Blvd., Suite 327
Studio City, California 91604

Shaun Kim                                  8,695.65 Shares of Series E Preferred Stock
17517 Fabrica Way, Suite A
Cerritos, CA 90703

Stephen Wade                               30,434.77 Shares of Series E Preferred Stock
3105 Lykes Drive
Albuquerque, NM 87110

Richard Paladino                           2,173.91 Shares of Series E Preferred Stock
734 Walt Whitman Rd,
Suite 130, Melville, NY 11747

FBO Charles Jones IRA                      10,869.56 Shares of Series E Preferred Stock
2525 Overlook Drive
Germantown, TN 38138

Europa International, Inc.                 10,000 Shares of Series D Preferred Stock
c/o Knoll Capital Management
200 Park Avenue, Suite 3900
New York, New York 10166

Thinking Technologies, L.P.                3,850,414 shares of Common Stock
c/o Knoll Capital Management
200 Park Avenue, Suite 3900
New York, New York 10166

                                     ANNEX A

                              Plan of Distribution

      The Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     settlement of short sales;

      o broker-dealers may agree with the Stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

      Broker-dealers engaged by the Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

      The Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Stockholders to include the pledgee, transferee or other successors in interest as Stockholders under this prospectus.


                                   Annex A-1

         The Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Stockholders have informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities.

         The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                                   Annex A-2